UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2009

ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 6582-7900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

This Amendment No. 1 amends and restates in its entirety the Form 8-K filed by the Company on August 5, 2009. In particular, this amendment reflects the fact that on August 7, 2009, Meng Hua Liu, the Chairman and sole shareholder of Beijing Hua Hui Hengye Investment Ltd., was elected as our Chief Financial Officer and Chairman of the Board of Directors. In addition, on that same date, Company accepted the voluntary resignations of Mr. Lou Peide as Co-chairman and Mr. Xing Jing as Co-chairman and Chief Executive Officer.

Please further note that on August 12, 2009, this Amendment No. 1 was filed on EDGAR system, however, due to a software malfunction, the filing was blank on the EDGAR system. This filing replaces that August 12, 2009 filing and was meant to precede in time the Amendment No. 2. to Form 8-K (covering the same events) which was filed on the EDGAR system on September 15, 2009.

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2009, the Company entered into a subscription and asset sale agreement (the “Agreement”) with Beijing Hua Hui Hengye Investment Ltd. (“Hua Hui”), an unaffiliated PRC company. Hua Hui is part of The Beijing Hua Hui Corporation, a PRC real estate construction and development conglomerate that specializes in constructing and developing travel, resort, hotel, and apartment properties in popular tourist and other destinations within China.

The Agreement.

Under the Agreement, the Company received from Hua Hui the commercial income rights (described below) to 10,000 square meters of apartment space in Building #1 of the Huadun Changde International Hotel’s Apartment Complex located in the city of Changde in China’s Hunan Province (“Project”). The Project is currently under development by Hua Hui. The parties have valued the commercial income rights at RMB60,000,000 (US$8,776,549,06) based on the fair market value of RMB6000 (US$877.65) per square meter, subject to market conditions. As consideration, the Company will pay a total of RMB50,000,000 (US$7,313,790.88), to be satisfied by issuing Hua Hui 55,487,805 shares of its common stock which is valued at US$0.12 per share (the closing price of the Company’s common stock on the transaction date) for a total stock value of RMB 45,500,000 (or US$6,658,536), and by transferring to Hua Hui certain company assets (described below) valued at approximately RMB 4,500,000 (US$658,241.18).  Upon completion of the transaction, Hua Hui will become the Company’s majority shareholder and will own approximately 84.77% Company’s outstanding shares.

The transaction will be executed through an escrow agreement (“Escrow Agreement”), in which Hua Hui will receive 30% of the Shares and all the Assets within 90 days of signing the Agreement, and the remaining 70% of the Shares will be held in escrow until the completion of the Construction.

On August 7, 2009, Meng Hua Liu, Hua Hui’s Chairman and sole shareholder, was appointed as Chief Executive Officer and Chairman of the Company (See Item 5.02). The Company plans to immediately change the its name from Asia Premium Television Group Inc. to China Grand Resorts Inc., subject to shareholder approval.

The Project.

As mentioned above, the Project consists of 10,000 square meters of apartment space in an approximately 21,500 square meter apartment complex located on approximately 3.6 acres of land in Changde, PRC. Changde is a popular tourist destination located in China’s central Hunan province. The city is accessible by rail and air and is in close proximity to several tourist, scenic, and commercial areas. The property also will include a five star hotel and has access roads on the North, East, and West. Construction began on June 1, 2009 and is expected to be completed on December 31, 2010. The Company expects to be able to sell the apartments for approximately RMB6,000 (US$877.85) per square meter (subject to market conditions). In the PRC, the local and central governments owns all of the real property in China, and grants land use rights to third parties. Hua

Hui shall continue to own the land use rights and ownership rights to the Project, however the Company shall own the commercial income rights to the Project. Commercial income rights means that the Company shall own and/or receive any and all income and proceeds derived from the Project in any capacity.  The Company intends to market and sell ownership rights to the apartments as well as convey the land use rights to third parties for a fixed price. The Company will receive all proceeds from the sale of the apartments. It is not expected to finance any of the sales to third parties. Under PRC law, the property being developed may be sold at such a time when 25% of construction is complete. As of this date, Hua Hui has completed construction on 10% of the Property. ATVG plans to begin its sales operations as soon as construction reaches 25% completion, which is expected to occur at the end of the fourth calendar quarter of 2009. The Company expects to sell the entire 10,000 square meters of property at the projected market value, subject to market conditions, by the second half of 2011.

Under the Agreement, Hua Hui will be responsible for all costs and expenses incurred in constructing the Project. Once the Project is complete, the Company will assume all control over management and operation management of the Project, except for apartment sales which will occur prior to completion as described above.

Our New Direction.

The Company’s new business goal is to become a leading specialty real estate sales company in China for tourism area developments. The Company does not expect to invest directly in any development project but would only contribute its existing resources and know how to: 1) assist real estate developers to acquire prime land from local governments for development; and/or 2) act as the marketing and sales arm for real estate development projects. Under its new business plan, the company anticipates two revenue models. The first is to operate as the marketing and sales arm of The Beijing Hua Hui Corporation (“Beijing Hua Hui”), the parent entity of Hua Hui. With Beijing Hua Hui as its anchor client, the Company would generate revenues from: 1) the sale of the Project property, as outlined above; 2) sales commission on over 100,000 square meters of real estate for development on sites in Shaanxi and Hunan provinces currently held by Beijing Hua Hui; 3) future development projects that Beijing Hua Hui is currently negotiating at Huang Shan Mountain, the Yabuli Ski resort, the Thousand Lakes area of Zhejiang province, Sanya, and Hangzhou. The second revenue model is to operate as a marketing and sales agent for other real estate tourism area developments throughout the country and generate revenues through sales commissions. The Company is currently in discussion with several national real estate developers who have expressed interest.

ATVG’s main advantage over its competitors is its ability to target China’s wealthy through its access to extensive media networks. This network of media channels can be aggregated through its affiliated companies and includes over 70 print media and 700 online media channels, many of which target our desired market: China’s rich and influential. Existing data indicates that China now has 900,000 people with over RMB10,000,000 in assets, of which 100,000 have over RMB100,000,000 in assets. The Company believes that the number of Chinese consumers able and willing to purchase second homes for vacationing will increase with China’s continued explosive growth. These wealthy consumers are spread throughout the country, which requires targeted national media resources, which is something ATVG will be able to offer its client developers as part of its overall marketing and sales strategy.

The Company believes that it maintains sufficient cash to maintain its current and proposed operations until it can generate revenues from the sale of the apartment units, which is expected to occur in the first quarter of the year 2010. Thereafter, the Company believes that revenues from the Project will be sufficient to allow participation in its new business model.

Asset Consideration.

Under the terms of the Agreement, as additional consideration for acquiring the commercial rights to the Project, the Company will sell to Hua Hui the following non-performing or discontinued assets (“Assets”): 1) 100% of the Company’s share holdings in its wholly-owned subsidiary Globstream Technology Inc.; 2) All assets and liabilities belonging to the Company’s subsidiary Sun New Media Transactional Services Limited, with the exception of the subsidiary’s cash, office furniture, and any third-party debts, liabilities, or receivables, which shall remain its property; 3) All assets and liabilities belonging to the Company’s subsidiary Sun Focus Technology Ltd., with the exception of the subsidiary’s cash, office furniture, and any third-party debts, liabilities, or receivables, which shall remain its property; and 4) other miscellaneous assets. The consideration value of the Assets is RMB 4,500,000 (US$658,241.18), which is slightly above their book value.

This filing includes statements that may constitute 'forward-looking' statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements, and usually containing the word 'believe,' 'estimate,' 'project,' 'expect,' 'plan,' 'anticipate' or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this report.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company is obligated to issue a total of 55,487,805 shares of its common stock-See Item 1.01 above. This Form 8-K will be amended when such event occurs.

Item 5.01 Changes in Control of Registrant.

As a result of the transaction described in Item 1.01 (“Hua Hui Transaction”), a change in control occurred with respect to our capital stock ownership.

The following table will identify, as of August 1, 2009, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be c/o the company at: Room 602, 2 North Tuanjiehu Street, Chaoyang District Beijing, 100026, PRC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Beijing Hua Hui Hengye Investment Ltd. Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, China(2)	16,646,342	62.6%
Meng Hua Liu Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, China(3)	16,646,342	62.6%
Yang Lan(4)(5)	3,796,281	38.1%
Her Village Limited 8/F,Crawford Tower, 99 Jervois Street, Sheung Wan, Hong Kong	1,704,402	17.1%
Xing Jing(6)	0	0
Lou Peide(7)	0	0
Carla Zhou(8)	0	0
Redrock Capital Venture Ltd.(9)	1,853,659	18.6%
Chen Zengjie(10)	1,309,005	13.1%
Officers and Directors as a group (4 persons)	16,646,342	62.6%

(1). Based on 9,965,538 shares of common stock issued and outstanding as of August 1, 2009.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants.

(2). The Company intends to issue the 16,646,342 shares of common stock indicated herein within 60 days from the date hereof. The shareholder is entitled to receive an additional 38,841,463 shares of our common stock upon completion of a construction project (See Item 1.01 herein). The amount stated herein does not include such additional amount of shares.

(3). Mr. Liu is a control person of Beijing Hua Hui Hengye Investment Ltd (“Hua Hui”), and may be deemed the beneficial owner of the shares held by Hua Hui.

(4).Represents 1,853,659 shares of common stock issuable to Redrock Capital Venture Limited (see footnote 8), 1,704,402 shares held by Her Village Limited (see footnote 3), 235,500 shares held by Yang Lan Studio Limited, and 2,720 shares held directly by Ms.Yang Lan. Ms. Yang is the majority shareholder of Redrock, Her Village Limited, and Yang Lan Studio Limited.

(5). The address for this shareholder is 8/F,Crawford Tower, 99 Jervois Street, Sheung Wan, Hong Kong. Ms. Yang is the majority shareholder of Her Village Limited.

(5). Mr. Jing is a director of the Company.

(6). Mr. Peide is a director of the Company.

(7). Ms. Carla Zhou is the Chief Financial Officer of the Company.

(8). The address for the shareholder is Oriental Plaza Bldg. W3 12 Fl. East Chang'an Ave. Dongcheng District Beijing, 100738 PRC.

(9). The address for the shareholder is No.16 Room 40, E Mei road 366, Hongkou District, Shanghai, PRC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2009, the Company accepted the voluntary resignations of Mr. Lou Peide as Co-chairman and Mr. Xing Jing as Co-chairman and Chief Executive Officer. Neither Mr. Lou nor Mr. Xing resigned over disagreements with the Company on any matter relating to the Company’s operations, polices or practices. While not in a chairman capacity, both Mr. Lou and Mr. Xing will remain as members of the Company’s Board of Directors.

On August 7, 2009, our Board of Directors appointed Mr. Meng Hua Liu (age 41) to serve as the Company’s Chairman and Chief Executive Officer. Mr. Liu is the sole shareholder and Chairman of Beijing Hua Hui Investment Ltd., a PRC company (“Hua Hui”).

From 2004 to the present, Mr. Liu has served as the Chairman and Chief Executive Officer of The Beijing Hua Hui Corporation , a PRC company involved in real estate development and investment and the parent entity of Hua Hui. From 2007 to the present, he has been the Chairman of Beijing Yang Hong Ji Tourism Investment Limited, a PRC company involved in tourism and real estate development. Currently, Mr. Liu is also Chairman of the Supervisory Board of Da Yang Group. Prior to Hua Hui, Mr. Liu was director of New World of Hangzhou in Zhejiang Province and Vice Manager of Xin Ao Group. Mr. Liu has a masters degree in International Project Management Professional (“IPMP”) from the Civil Engineering and Water Resources Institute of Tsinghua University. He also holds an MBA degree from Tsinghua University. Mr. Liu also is the Chairman and Chief Executive Officer of Asia Premium Television Group, Inc., a reporting company under the federal securities laws.

It is anticipated that Mr. Lui will receive a compensation as our Chairman in the annual amount of $50,000. Other than as referenced herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which Mr. Liu had or will have a direct or indirect material interest .No family relationship exists among Mr. Liu and any of our other directors or executive officers. No arrangement or understanding exists between Mr. Liu and any other person(s) pursuant to which he was elected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: August 12, 2009	By:	/s/ Carla Zhou
	Name:	Carla Zhou
	Title:	Chief Financial Officer